Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES SECOND QUARTER 2020 FINANCIAL RESULTS INCLUDING NET INVESTMENT INCOME OF $0.36 PER SHARE

SANTA MONICA, Calif., August 6, 2020 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the second quarter ended June 30, 2020 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•Net investment income for the quarter ended June 30, 2020 was $21.1 million, or $0.36 per share on a diluted basis, compared with the dividend of $0.36 per share paid on June 30, 2020.

•Net increase in net assets resulting from operations for the quarter ended June 30, 2020 was $46.4 million, or $0.80 per share.

•Net asset value per share at June 30, 2020 was $12.21 compared to $11.76 at March 31, 2020.

•Total acquisitions during the quarter ended June 30, 2020 were $56.0 million and total dispositions were $101.8 million.

•One non-accrual was added during the second quarter. As of June 30, 2020, loans on non-accrual status represented 0.6% of the portfolio at fair value and 1.6% at cost.

•During the quarter ended June 30, 2020, the Company extended the maturity of its SVCP credit facility from May 6, 2023 to May 6, 2024 and increased the capacity from $270.0 million to $300.0 million. The interest rate on the facility remained unchanged at LIBOR + 2.00%.

•On July 31, 2020, the SVCP credit facility was amended to include a $100 million accordion feature which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.

•On August 4, 2020, the TCPC Funding credit facility was replaced with a new $200 million revolving credit facility maturing August 4, 2025 with Morgan Stanley as administrative agent. The new facility includes a $50 million accordion feature and generally bears interest at LIBOR plus 2.00%, unchanged from the TCPC Funding Facility which also generally bore interest at LIBOR plus 2.00%.

•On August 4, 2020, Brian Wruble retired from the board of directors after serving on the board since 2015. Also on August 4, 2020, Andrea Petro was appointed to the board of directors. Following her appointment, half of the board's independent directors are women.

•On August 4, 2020, our board of directors declared a third quarter dividend of $0.30 per share payable on September 30, 2020 to stockholders of record as of the close of business on September 16, 2020.

"While the pandemic caused significant economic and market disruption in the first half of 2020, our highly diversified portfolio of primarily senior secured investments continued to perform well, with total non-accruals accounting for only 0.6% of the portfolio at fair value at the end of the second quarter," said Howard Levkowitz, BlackRock TCP Capital Corp. Chairman and CEO. "We also benefited from the broader market recovery in the second quarter and our NAV increased 3.8%, reflecting a 1.6% net market value gain on our investments.

"The board’s decision to adjust the dividend rate was a prudent response to substantial declines in LIBOR over the last year and a half. We are confident in the sustainability of our dividend at this level," Levkowitz continued. "We also strengthened our diversified and low-cost leverage program by extending and expanding our SVCP credit facility and replacing our TCPC Funding credit facility with a new facility with improved terms. We appreciate the ongoing support of our lenders.

"And finally, we are pleased to announce the appointment of Andrea Petro to our board of directors. With nearly 30 years of experience in commercial finance, she further strengthens our very accomplished and diverse board. Building a diverse board has been a longstanding priority, and following Andrea’s appointment, half of our independent directors are now women," said Levkowitz. "Andrea replaces Brian Wruble, who retired after serving as a board member to funds managed by our Advisor for sixteen years, including five years on our board. We thank Brian for his dedication and outstanding contributions over the years."

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2020, our investment portfolio consisted of debt and equity positions in 101 portfolio companies with a total fair value of approximately $1.6 billion, 92% of which was senior secured debt. Total debt positions represented approximately 93% of the investment portfolio at fair value, and equity positions, including equity interests in portfolios of debt and lease assets, represented approximately 7%. 92% of our debt investments were floating rate, 79% of which had interest rate floors.

As of June 30, 2020, the weighted average annual effective yield of our debt portfolio was approximately 9.8%(1) and the weighted average annual effective yield of our total portfolio was approximately 9.4%, compared with 10.3% and 9.8%, respectively as of March 31, 2020, as LIBOR continued to fall. Debt investments in three portfolio companies were on non-accrual status as of June 30, 2020, representing 0.6% of the portfolio at fair value and 1.6% at cost.

During the three months ended June 30, 2020, we invested approximately $56.0 million, primarily in 5 investments, comprised of 2 new and 3 existing portfolio companies. The investments included approximately $52.9 million in senior secured loans. The remaining $3.1 million was comprised primarily of equity investments. Additionally, we received proceeds from sales and repayments of investment principal of approximately $101.8 million. Investments in new portfolio companies during the quarter had a weighted average effective yield of 10.6%. Investments we exited had a weighted average effective yield of 9.3%. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income, with an emphasis on principal protection.

As of June 30, 2020, total assets were $1.7 billion, net assets were $705.1 million and net asset value per share was $12.21, as compared to $1.7 billion, $679.6 million, and $11.76 per share, respectively, as of March 31, 2020.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended June 30, 2020 was approximately $45.1 million, or $0.78 per share, and reflected the impact of the reduction in LIBOR on our portfolio. Since December 31, 2018, 3-month LIBOR has decreased 250 basis points to 0.30% as of June 30, 2020, which reduced our quarterly net investment income run rate by approximately $0.09 per share over the 18-month period, before incentive fees. Investment income for the second quarter ended June 30, 2020 included $0.01 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.04 per share from recurring original issue discount and exit fee amortization, $0.06 per share from income paid in kind, and $0.08 per share in amendment fees and other income. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended June 30, 2020 were approximately $24.1 million, or $0.42 per share, including interest and other debt expenses of $10.6 million, or $0.18 per share, and incentive compensation from net investment income of $5.2 million, or $0.09 per share. Because our incentive compensation is computed on a cumulative basis, subject to a cumulative total return hurdle of 7%, our incentive compensation for the three months ended June 30, 2020 included amounts earned but not previously paid with respect to net investment income for the three months ended March 31, 2020 (the “First Quarter Catchup Amount”), when our performance temporarily fell below the total return hurdle. However, rather than receiving all incentive compensation earned as of June 30, 2020, the Advisor is voluntarily deferring 5/6 of the First Quarter Catchup Amount to subsequent quarters such that 1/6 of the First Quarter Catchup Amount will be paid in any subsequent quarter to the extent that our cumulative performance exceeds the total return hurdle in such quarter. Accordingly, for the three months ended June 30, 2020, our incentive compensation expense included approximately $0.6 million, or $0.01 per share, from the First Quarter Catchup Amount. Excluding incentive compensation, interest and other debt expenses, annualized second quarter expenses were 4.7% of average net assets.

Net investment income for the three months ended June 30, 2020 was approximately $21.1 million, or $0.36 per share.

Net unrealized gains for the three months ended June 30, 2020 were $25.7 million, or $0.45 per share, primarily driven by spread tightening and volatility during the three months ended June 30, 2020 after the dramatic spread widening and volatility during the three months ended March 31, 2020 related to the market impact of COVID-19. Net realized losses for the three months ended June 30, 2020 were $0.4 million, or $0.01 per share.

Net increase in net assets resulting from operations for the three months ended June 30, 2020 was $46.4 million, or $0.80 per share.

__________________________
(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2020, available liquidity was approximately $348.3 million, comprised of approximately $328.3 million in available capacity under our leverage program and $20.6 million in cash and cash equivalents, less approximately $0.6 million in net outstanding settlements of investments purchased.

The combined weighted-average interest rate on debt outstanding at June 30, 2020 was 3.53%.

Total debt outstanding at June 30, 2020 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
SVCP Facility	2024	L+2.00%	(2)	$133,722,780	$166,277,220	$300,000,000
TCPC Funding Facility (5)	2023	L+2.00%	(3)	150,000,000	150,000,000	300,000,000
SBA Debentures	2024−2029	2.63%	(4)	138,000,000	12,000,000	150,000,000
2022 Convertible Notes ($140 million par)	2022	4.625%		138,898,035	—	138,898,035
2022 Notes ($175 million par)	2022	4.125%		174,713,309	—	174,713,309
2024 Notes ($200 million par)	2024	3.900%		198,001,269	—	198,001,269
Total leverage				933,335,393	$328,277,220	$1,261,612,613
Unamortized issuance costs				(6,722,818)
Debt, net of unamortized issuance costs				$926,612,575

(1) Except for the convertible notes, the 2022 Notes and the 2024 Notes, all carrying values are the same as the principal amounts outstanding.
(2) As of June 30, 2020, $8.3 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00% and $13.0 million of the outstanding amount bore interest at a rate of Prime + 1.00%.
(3) Subject to certain funding requirements
(4) Weighted-average interest rate, excluding fees of 0.36% or 0.35%
(5) On August 4, 2020, we entered into a new $200 million revolving credit facility with Morgan Stanley which replaced the TCPC Funding Facility. Amounts drawn on the new facility bear interest at LIBOR plus 2.00%. The new facility includes a $50 million accordion feature and matures on August 4, 2025.

On July 29, 2020, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the six months ended June 30, 2020, we repurchased 1,000,000 shares for a total cost of $6.1 million.

RECENT DEVELOPMENTS

On July 31, 2020, the SVCP Facility was amended to include a $100 million accordion feature which allows for expansion of the facility to up to $400 million subject to consent from the lender and other customary conditions.

On August 4, 2020, our board of directors declared a third quarter dividend of $0.30 per share payable on September 30, 2020 to stockholders of record as of the close of business on September 16, 2020.

On August 4, 2020, we established a new $200 million revolving credit facility with Morgan Stanley as administrative agent (the “New Facility”). The New Facility matures on August 4, 2025 and generally bears interest at LIBOR plus 2.00%. This new credit facility replaces the previous TCPC Funding Facility which also generally bore interest at LIBOR plus 2.00%.

On August 4, 2020, Brian Wruble retired from our board of directors after serving on the board since 2015. Also on August 4, 2020, Andrea Petro was appointed to our board of directors. Following her appointment, half of our independent directors are women. Prior to joining our board, Ms. Petro served as Managing Director and Group Head of the Specialty Commercial Finance Group of

Waterfall Asset Management. Prior to Waterfall, she worked in various roles at Wells Fargo Capital Finance. Ms. Petro currently serves as a member of the MS Finance Advisory Board of the McCombs School of Business at the University of Texas at Austin and as a member of the board of directors of the Secured Finance Network (formerly known as the Commercial Finance Association). Ms. Petro holds a Master of Business Administration degree in finance from the McCombs School of Business at the University of Texas at Austin and a Bachelor of Arts degree with a concentration in Russian and Soviet Studies from Kent State University.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Thursday, August 6, 2020 at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 3675233 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Second Quarter 2020 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through August 13, 2020. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 3675233.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,501,696,480 and $1,483,508,500, respectively)	$1,441,494,528	$1,474,318,011
Companies 5% to 25% owned (cost of $83,298,735 and $70,112,667, respectively)	72,109,739	75,880,291
Companies more than 25% owned (cost of $133,101,380 and $135,655,840, respectively)	93,976,682	99,308,593
Total investments (cost of $1,718,096,595 and $1,689,277,007, respectively)	1,607,580,949	1,649,506,895

Cash and cash equivalents	20,647,828	44,848,539
Accrued interest income:
Companies less than 5% owned	16,879,205	16,937,339
Companies 5% to 25% owned	877,983	665,165
Companies more than 25% owned	13,612	305,721
Deferred debt issuance costs	5,700,713	5,476,382
Receivable for investments sold	—	1,316,667
Prepaid expenses and other assets	4,412,062	3,012,488
Total assets	1,656,112,352	1,722,069,196

Liabilities
Debt, net of unamortized issuance costs of $6,722,818 and $7,711,684, respectively	926,612,575	907,802,387
Interest payable	10,719,015	10,837,121
Incentive compensation payable	5,245,304	4,753,671
Management and advisory fees payable	4,787,305	5,429,075
Payable to the Advisor	1,418,838	1,591,651
Payable for investments purchased	594,044	13,057,446
Accrued expenses and other liabilities	1,592,967	2,279,459
Total liabilities	950,970,048	945,750,810

Net assets	$705,142,304	$776,318,386

Composition of net assets
Common stock, $0.001 par value; 200,000,000 shares authorized, 57,767,264 and 58,766,426 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	$57,767	$58,766
Paid-in capital in excess of par	991,286,424	997,379,362
Distributable earnings (loss)	(286,201,887)	(221,119,742)
Net assets	$705,142,304	$776,318,386

Net assets per share	$12.21	$13.21

BlackRock TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Investment income
Interest income (excluding PIK):
Companies less than 5% owned	$34,939,196	$40,843,623	$70,928,532	$83,800,277
Companies 5% to 25% owned	451,965	983,755	1,004,241	1,713,023
Companies more than 25% owned	1,518,141	902,019	3,194,397	1,798,275
PIK interest income:
Companies less than 5% owned	2,557,814	4,160,072	3,969,445	5,838,088
Companies 5% to 25% owned	863,826	741,170	1,865,956	1,457,796
Dividend income:
Companies more than 25% owned	301,725	392,198	730,145	872,602
Lease income:
Companies more than 25% owned	—	74,457	38,136	148,914
Other income:
Companies less than 5% owned	3,832,958	77,331	3,985,972	86,179
Companies 5% to 25% owned	648,799	—	648,799	—
Total investment income	45,114,424	48,174,625	86,365,623	95,715,154

Operating expenses
Interest and other debt expenses	10,645,437	11,144,631	21,601,082	21,832,263
Management and advisory fees	5,804,143	6,119,490	11,921,185	12,154,231
Incentive fee	5,245,304	4,830,994	5,245,304	10,184,410
Administrative expenses	539,947	599,559	1,079,894	1,199,118
Legal fees, professional fees and due diligence expenses	502,658	430,876	1,001,068	868,013
Director fees	208,000	202,328	440,232	391,126
Insurance expense	175,080	128,742	350,161	256,070
Custody fees	111,773	97,603	223,440	197,213
Other operating expenses	829,709	806,764	1,397,958	1,498,974
Total operating expenses	24,062,051	24,360,987	43,260,324	48,581,418

Net investment income	21,052,373	23,813,638	43,105,299	47,133,736

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	(383,875)	(37)	4,410,583	(300,359)
Investments in companies 5% to 25% owned	—	—	—	43,320
Investments in companies more than 25% owned	(32,062)	—	129,950	—
Net realized gain (loss)	(415,937)	(37)	4,540,533	(257,039)

Change in net unrealized appreciation/depreciation	25,714,831	(34,637,483)	(70,775,975)	(33,578,759)
Net realized and unrealized gain (loss)	25,298,894	(34,637,520)	(66,235,442)	(33,835,798)

Net increase (decrease) in net assets resulting from operations	$46,351,267	$(10,823,882)	$(23,130,143)	$13,297,938

Basic and diluted earnings (loss) per common share	$0.80	$(0.18)	$(0.40)	$0.23

Basic and diluted weighted average common shares outstanding	57,766,916	58,765,802	58,217,663	58,766,618

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2019, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.
Katie McGlynn
310-566-1094
investor.relations@tcpcapital.com